As filed with the Securities and Exchange Commission on June 10, 2021

Registration Statement No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04‑2623104 (I.R.S. Employer Identification No.)
555 Turnpike Street Canton, Massachusetts 02021 (781) 828-9300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

___________

Peter H. Stratton, Jr.

Chief Financial Officer

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________

Copies to:

Elizabeth W. Fraser, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 310-6237

Facsimile: (617) 279-8427

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☐

Non-accelerated filer   ☒ Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Registrant
Common Stock, $0.01 par value per share	(2)	(3)	(3)	--
Preferred Stock, $0.01 par value per share	(2)	(3)	(3)	--
Warrants	(2)	(3)	(3)	--
Debt securities	(2)	(3)	(3)	--
Purchase Contracts	(2)	(3)	(3)	--
Depositary Shares (4)	(2)	(3)	(3)	--
Rights	(2)	(3)	(3)	--
Units (5)	(2)	(3)	(3)	--
Total Primary Offering			$75,000,000	$8,182.50 (1)
Secondary Offering by Selling Stockholders
Common Stock, $0.01 par value per share	7,500,000 (6)	$3.32 (7)	$24,900,000	$2,716.59
Total			$99,900,000	$10,899.09

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)

This registration statement also covers common stock or preferred stock that may be issued by the registrant upon exercise, conversion or exchange of any securities registered hereunder that provide for such issuance. An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)

Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	Each depositary share will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(5)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.
(6)

Pursuant to Rule 416 of the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(7)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the registrant’s common stock as quoted on the OTCQX Market on June 3, 2021.

___________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 10, 2021

PROSPECTUS

Destination XL Group, Inc.

$75,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Purchase Contracts

Rights

Units

Offered by the Company

and

7,500,000 Shares of Common Stock

Offered by Selling Stockholders

___________

We may offer and sell from time to time, in one or more transactions, common stock, preferred stock, depositary shares, warrants, debt securities, purchase contracts, rights and units that include any of these securities, up to a total public offering price of $75,000,000 on terms to be determined at the time of sale, and the selling stockholders to be named in a supplement to this prospectus may offer and sell up to an aggregate of 7,500,000 shares of our common stock, in each case from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities and the specific manner in which we or such selling stockholders may offer these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

We may offer and sell these securities directly to investors, to or through one or more underwriters, dealers and agents, or through a combination of these methods, on a continuous or delayed basis. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. We or such selling stockholders may also describe the plan of distribution for any particular offering of these securities in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is delivered, their names and the nature of arrangements between or among them will be disclosed in a prospectus supplement. For more information, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities

Our common stock is quoted on the OTCQX Market under the symbol “DXLG.”  On June 8, 2021, the closing price of our common stock on the OTCQX Market was $3.75 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. In addition, under this shelf process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 7,500,000 shares of common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Neither we, nor any selling stockholder, agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or any selling stockholder or to which we or any selling stockholder have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, the terms “Destination XL Group, Inc.,” “DXLG,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Destination XL Group, Inc. and its subsidiaries.

ii

PROSPECTUS SUMMARY

The Company

We are the largest specialty retailer of big and tall men’s clothing and shoes with retail locations in the United States and Toronto, Canada. We operate under the trade names of Destination XL®, DXL®, DXL Men’s Apparel, DXL outlets, Casual Male XL® and Casual Male XL outlets. At January 30, 2021, we operated 226 DXL retail stores, 17 DXL outlet stores, 46 Casual Male XL retail stores, 22 Casual Male XL outlet stores and a digital business, including an e-commerce site at dxl.com and a mobile site m.destinationXL.com. In fiscal 2018, we launched a wholesale business unit focused on product development and distribution relationships with key retailers offering co-branded men’s big & tall apparel lines.

We are incorporated in the state of Delaware.  Our principal executive offices are located at 555 Turnpike Street, Canton, Massachusetts 02021.  Our telephone number is (781) 828-9300.  Our Internet address is www.dxl.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

Offerings under this Prospectus

Under this prospectus, we may offer: shares of our common stock; preferred stock; depositary shares; warrants to purchase common stock, preferred stock, depositary shares or units; debt securities; purchase contracts; rights to purchase common stock, preferred stock, depositary shares or warrants; or units comprised of common stock, preferred stock, depositary shares, debt securities, warrants and purchase contracts in any combination, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. In addition to the securities we may offer, the selling stockholders to be named in a supplement to this prospectus may offer and sell from time to time up to 7,500,000 shares of our common stock.

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer.  Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We or the selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, the selling stockholders, and our respective agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders offer securities through agents or underwriters, we or the selling stockholders, as applicable, will include in the applicable prospectus supplement: the names of those agents or underwriters; applicable fees, discounts and commissions to be paid to them; details regarding over-allotment options, if any; and the net proceeds to us or the selling stockholders, as applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD‑LOOKING INFORMATION

This prospectus includes and incorporates forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward‑looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” or the negatives thereof, variations thereon or similar terminology, although not all forward‑looking statements contain these identifying words. These forward-looking statements, which are not exhaustive, generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Such statements include our financial outlook for fiscal 2021 with respect to sales, comparable sales, adjusted EBITDA and free cash flows, statements regarding our ability to withstand the impact of the COVID-19 pandemic on our business, our efforts to restructure and reduce costs and right size our lease structure, expected annualized savings from restructuring actions taken since fiscal 2020, expected additional borrowing capacity under our new FILO loan, and our expected liquidity for the next 12 months. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward‑looking statements and you should not place undue reliance on our forward‑looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, and in the documents we incorporate by reference in this prospectus.  You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference.  These factors include, among other things:

•	the global impact of the COVID-19 pandemic on our business, financial results, liquidity, supply chain and workforce;
•	our ability to operate and expand our business and to respond to changing business and economic conditions and availability of adequate capital;
•	our ability to successfully execute our strategy and grow our market share;
•	our ability to develop and execute marketing programs to drive traffic and convert that traffic into a loyal customer base;
•	our ability to grow our direct business and develop our e-commerce and internet infrastructure;
•	our ability to develop and implement our omni-channel initiatives;
•	our ability to grow our wholesale segment;
•	our ability to maintain our central distribution center;
•	potential disruptions in the global supply chain that may impact our ability to import inventory in a timely manner;
•	our ability to manage our store portfolio;
•	our ability to be successful in a highly competitive market;
•	our ability to engage third parties to manufacture our merchandise;
•	our ability to protect the proprietary information of our customers and our security systems;

•	our ability to predict fashion trends and customer preferences successfully;
•	our ability to maintain our key trademarks and licenses;
•	potential impairment of long-lived assets;
•	changes in LIBOR that could impact our LIBOR-based contracts;
•	our ability to attract and maintain key personnel;
•	potential labor shortages or increases in labor costs due to new regulations;
•	fluctuations in the price, availability and quality of raw materials and finished goods that could increase costs;
•	our ability to comply with laws, rules and regulations; and
•	the ability of our stock price to withstand volatility due to many factors.

New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  These forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances in which the forward-looking statement is based.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.  We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

DESCRIPTION OF COMMON STOCK

For a description of our common stock, please see the Description of Securities of the Company filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 19, 2020, and any future description of capital stock filed thereafter for the purpose of updating such description.

DESCRIPTION OF PREFERRED STOCK

Under our certificate of incorporation, we have authority to issue 1,000,000 shares of preferred stock, par value $.01 per share.  Of these shares, 50,000 shares have been designated as “Series A Junior Participating Preferred Stock,” none of which are outstanding, and 200,000 shares have been designated as “Series B Convertible Preferred Stock,” none of which are outstanding.

Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors.  Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.  When issued, the preferred stock will be fully paid and nonassessable and will have no preemptive rights.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;
•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;
•	the date from which dividends on the preferred stock will accumulate, if applicable;
•	any procedures for auction and remarketing;
•	any provisions for a sinking fund;
•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;
•	any securities exchange listing;
•	any voting rights and powers;
•	whether interests in the preferred stock will be represented by depositary shares;
•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;
•	a discussion of any material U.S. federal income tax considerations;
•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;
•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock.  The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares.  The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares.  We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.  These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.  Any funds deposited by us with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares.  Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply.  The depositary shares, as such, will not be convertible into any of our securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable.  Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock.  If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares.  Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts.  If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct.  We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Depositary

The depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares.  The depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent.  We may add, replace, or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent, or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement.  The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.  Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Terms

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus is being delivered, including:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.  Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or information incorporated by reference therein.  Holders of warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement or information incorporated by reference therein. After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable prospectus supplement or information incorporated by reference therein.

Warrants may be exercised as set forth in the applicable prospectus supplement or information incorporated by reference therein.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or information incorporated by reference therein, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.  When describing any debt securities, references to “we,” “us” and “our” refer to the issuer of those debt securities and not to any of its subsidiaries.

The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture.  You should also read the indenture under which the debt securities are to be issued.  We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.  The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms.  A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.  You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture (including any amendments or supplements we may enter into from time to time that are permitted under the debt securities or indenture) and form of debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue.  The indenture does provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.  For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics.  Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The prospectus supplement relating to a particular series of debt securities will describe the terms of the debt securities offered by that prospectus supplement and by this prospectus, including the following:

•	the title and authorized denominations of the debt securities;
•	any limit on the aggregate principal amount of that series of debt securities;
•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;
•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;
•	the right, if any, to extend the interest payment periods and the duration of the extensions;
•	the guarantors, if any, of our obligations under the debt securities;
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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;
•	the denominations in which those debt securities will be issuable;
•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;
•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;
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if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus, including the merger, consolidation and sale covenant;
•	the events of default relating to the debt securities that are in addition to, modify or delete those described in this prospectus;
•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;
•	the nature and terms of any security for any secured debt securities;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and
•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and such registered securities will be issued in denominations of $1,000 or any integral multiple thereof.

Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on the debt securities to the persons who are their registered holders at the close of business on a certain date preceding the respective interest payment date. We will not be required to register the transfer or exchange of debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of or an offer to repurchase debt securities of that series or 15 days before an interest payment date.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or other securities.  The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement.  The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another entity, and another corporation, if the surviving corporation meets certain limitations and conditions.  Subject to these conditions, the indenture also permits the sale or transfer by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indenture.

We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.

Redemption and Repurchase

The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 90 days after the date payment is due and payable;
•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;
•	failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

•	events in bankruptcy, insolvency or reorganization relating to us; or
•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing default;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•	the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;
•	the trustee has not instituted the action within 90 days of the request and offer of indemnity; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year.  We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance.  We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance.  We may effect defeasance and covenant defeasance only if, among other things, we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture and Waivers

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	cure any ambiguity, defect, or inconsistency in the indenture or in the debt securities of any series;
•	evidence the assumption by a successor entity of our obligations;
•	provide for uncertificated debt securities in addition to or in place of certificated securities;
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add to the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the indenture conferred upon us;

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add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

•	make any change that does not adversely affect the rights of any holder of any debt securities in any material respect;
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provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities.  We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturity of any debt security;

•	reduce the principal amount of any debt security;
•	reduce the rate or extend the time of payment of interest on any debt security;
•	reduce any premium payable upon redemption of any debt security; or
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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of the principal of or premium or interest on any such debt security; or
•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or nominee for a depositary identified in the applicable prospectus supplement. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depository to a nominee of such depository;
•	by a nominee of such depository to such depository or another nominee of such depository; or
•	by such depository, or any such nominee to a successor of such depository, or a nominee of such successor.

The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.

Concerning the Trustee

The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture.  If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture.  During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, the trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above, at a future date or dates.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above.  The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts.  We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract.  If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date.  The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis.  The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

Material U.S. federal income tax consideration applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, debt securities or warrants that we may offer to our security holders.  The rights may or may not be transferable by the persons purchasing or receiving the rights.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock, depositary shares, debt securities or warrants purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock, preferred stock, depositary shares or warrants at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities, purchase contracts, and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units” will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 7,500,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus in open market purchases or as compensatory stock awards or compensation for services.

Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders will not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to one or more underwriters or dealers for resale to the public or to investors;
•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

•	directly to investors in privately negotiated transactions; or
•	through a combination of these methods of sale.

The securities that we or the selling stockholders distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities by us or the selling stockholders, including:

•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered;
•	the proceeds we will receive from the sale of securities offered by us;
•	any over-allotment options under which underwriters may purchase additional securities from us or the selling stockholders;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us or the selling stockholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.  Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries and/or the selling stockholders in the ordinary course of their businesses.

If we or the selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We or the selling stockholders may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.  We or the selling stockholders may use underwriters with whom we and/or the selling stockholders have a material relationship.  We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our and/or the selling stockholders agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholders approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we or the selling stockholders shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We or the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by us will be a new issue with no established trading market, other than our common stock, which is traded on the OTCQX Market.  We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.  “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or the selling stockholders, if any, in the offering.  If the underwriters have an over-allotment option to purchase additional securities from us or the selling stockholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.  In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.  “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids.  If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities.  The magnitude or effect of any stabilization or other transactions is uncertain.  These transactions may be effected on the OTCQX Market or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of Destination XL Group, Inc. as of January 30, 2021 and February 1, 2020 and for each of the years in the three-year period ending January 30, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report refers to a change in the method of accounting for leases due to the adoption of a new standard as of February 3, 2019.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Greenberg Traurig, LLP, Boston, Massachusetts.  If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.  The reports and other information filed by us with the SEC are also available at our website, https://investor.dxl.com/investor-relations.  Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, as amended by the Form 10-K/A filed on June 1, 2021;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021;
(3)

Our Current Reports on Form 8-K filed with the SEC on February 5, 2021, March 10, 2021, March 18, 2021, April 15, 2021, and two Form 8-K/As filed with the SEC on February 5, 2021 and February 5, 2021, respectively; and

(4)	The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 19, 2020.

In addition, we also incorporate by reference all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities under this Registration Statement (except in each case for the information contained in such documents that is deemed to be “furnished” and not “filed”).

You may request, orally or upon written request, a copy of these documents, which will be provided to you at no cost, by contacting:

Destination XL Group, Inc.

555 Turnpike Street

Canton, MA 02021

Attn: Corporate Secretary

(781) 828-9300

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$10,899.09
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*

Total Expenses	*
*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, each director or officer of our company, whom we refer to as an “Indemnitee.”  Such indemnification includes payment by us, in advance of the final disposition of a civil or criminal action, suit, or proceeding, of expenses incurred by a director or officer in defending such action, suit, or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it is ultimately determined that he or she is not entitled to be indemnified by us.

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company.  We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors of the registrant deems appropriate.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this Registration Statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16.Exhibits.

The exhibits listed in the Exhibit Index below are filed as part of this Registration Statement.

Item 17.Undertakings.

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

**1.1	Form of Underwriting Agreement.
3.1

Restated Certificate of Incorporation of the Company (conformed copy incorporating all amendments through August 9, 2018) (included as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 30, 2018, and incorporated herein by reference).

3.2	Fourth Amended and Restated By-Laws (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2015, and incorporated herein by reference).
*4.1	Form of Indenture.
**4.2	Form of Debt Security.
**4.3	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
**4.4	Form of Warrant Agreement and Form of Warrant Certificate.
**4.5	Form of Deposit Agreement for Depositary Shares and Form of Depositary Receipt for Depositary Shares.
**4.6	Form of Purchase Contract.
**4.7	Form of Unit Agreement and Unit Certificate.
**4.8	Form of Rights Agreement and Form of Rights Certificate.
*5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.
*23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).
*23.2	Consent of Independent Registered Public Accounting Firm.
*24.1	Power of Attorney (contained in signature page).
+25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee. +

_______

*Filed herewith.

**

To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

+	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on this 10th day of June, 2021.

DESTINATION XL GROUP, INC.

By:	/s/ Harvey S. Kanter
Harvey S. Kanter President and Chief Executive Officer

We, the undersigned officers and directors of Destination XL Group, Inc., hereby severally constitute and appoint Harvey S. Kanter and Peter H. Stratton, Jr. and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Destination XL Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Harvey S. Kanter Harvey S. Kanter	President and Chief Executive Officer (Principal Executive Officer)	June 10, 2021
/s/ Peter H. Stratton, Jr. Peter H. Stratton, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 10, 2021
/s/ John F. Cooney John F. Cooney	Vice President and Managing Director of Finance, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 10, 2021
/s/ Lionel F. Conacher Lionel F. Conacher	Chairman of the Board of Directors	June 10, 2021
/s/ Jack Boyle Jack Boyle	Director	June 10, 2021
/s/ Willem Mesdaq Willem Mesdag	Director	June 10, 2021
/s/ Mitchell S. Presser Mitchell S. Presser	Director	June 10, 2021
/s/ Ivy Ross Ivy Ross	Director	June 10, 2021
/s/ Elaine Rubin Elaine Rubin	Director	June 10, 2021